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                                                                 EXHIBIT e(3)(b)

                                 AMENDMENT NO. 1

                          MASTER DISTRIBUTION AGREEMENT

                                     BETWEEN

                             AIM ADVISOR FUNDS, INC.

                                       AND

                                (CLASS B SHARES)

                            A I M DISTRIBUTORS, INC.

         This Amendment dated as of June 21, 1999, amends the Master Distribution Agreement (the "Agreement"), dated March 3, 1998, by and between AIM Advisor Funds, Inc., a Maryland corporation (the "Company"), and A I M Distributors, Inc., a Delaware corporation (the "Distributor"), is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                            AIM ADVISOR FUNDS, INC.

CLASS B SHARES
--------------

AIM Advisor Flex Fund
AIM Advisor International Value Fund
AIM Advisor Large Cap Value Fund
AIM Advisor Real Estate Fund"

         In all other respects, the Agreement is hereby confirmed and remains in full force and effect.


                                           AIM ADVISOR FUNDS, INC.



Attest:

/s/ OFELIA M. MAYO                         /s/ ROBERT H. GRAHAM
------------------------------             ----------------------------------
Assistant Secretary                        President



                                           A I M DISTRIBUTORS, INC.



Attest:

/s/ LISA A. MOSS                           /s/ MICHAEL J. CEMO
------------------------------             ----------------------------------
Assistant Secretary                        President